Exhibit 10.3

F O R M

QUIKSILVER, INC.

RESTRICTED STOCK UNIT AGREEMENT

(Employee Grant)

Participant:

Grant Date:	November [ ], 2012

Number of Restricted
Stock Units Granted:

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) dated as of November [    ], 2012 (the “Grant Date”) is entered into by and between Quiksilver, Inc., a Delaware corporation (the “Corporation”), and the Participant specified above, pursuant to the Restricted Stock Unit Program under the Quiksilver, Inc. amended and restated 2000 Stock Incentive Plan (the “Plan”). Capitalized terms used herein and not otherwise defined in the attached Appendix or elsewhere herein shall have the meaning assigned to such terms in the Plan.

NOW, THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an aggregate of [            ] stock units (the “Restricted Stock Units”). As used herein, the term “restricted stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock solely for purposes of the Plan and this Agreement.

2. Vesting and Delivery of Shares.

(a) Vesting. Subject to Section 8 below, 100% of the Restricted Stock Units shall vest, and the shares of Common Stock subject to the Restricted Stock Units shall immediately be issued to the Participant, if during any consecutive thirty (30) day period the weighted average per-share trading price of the Corporation’s Common Stock (as reported on the New York Stock Exchange or any other established stock exchange or national market system on which shares of Common Stock are then listed, if not listed on the New York Stock Exchange) equals or exceeds $12.50 (the “Performance Vesting Target”). Notwithstanding the foregoing, in the event the Performance Vesting Target is attained prior to the 12-month anniversary of the Grant Date, the Restricted Stock Units shall become vested, and shares of Common Stock subject to the Restricted Stock Units shall be issued to the Participant, on the 12-month anniversary of the Grant Date; provided, however, that if the Participant’s Service is terminated by the Corporation for Misconduct or the Participant voluntarily resigns from Service to the Corporation (or a Parent or Subsidiary) for any reason other than Retirement, death or Permanent Disability prior to the 12-month anniversary of the Grant Date, the Restricted Stock Units shall be cancelled and forfeited to the Corporation for no consideration.

(b) Acceleration of Vesting Upon Certain Events. Immediately prior to the consummation of a Corporate Transaction or Change in Control pursuant to which the holders of Common Stock become entitled to receive per-share consideration having a value equal to or greater than $9.28 (the “Threshold Price”), 100% of the Restricted Stock Units shall immediately vest, and the shares of Common Stock subject to the Restricted Stock Units shall immediately be issued to the Participant. Upon the consummation of a Corporate Transaction or Change in Control pursuant to which the holders of Common Stock of the Corporation become entitled to receive per-share consideration less than the Threshold Price, the Restricted Stock Units shall only vest, and restrictions shall only lapse, in the sole discretion of the Board. For the avoidance of doubt, in the event of a Corporate Transaction or Change in Control pursuant to which the holders of Common Stock become entitled to receive per-share consideration less than the Threshold Price and the Board does not exercise its discretion to cause the Restricted Stock Units to vest, this Agreement shall terminate and the Restricted Stock Units shall be cancelled and forfeited to the Corporation for no consideration.

(c) The date on which the Performance Vesting Target is attained and the time immediately prior to a Corporate Transaction or Change in Control in which the Threshold Price is attained are each referred to respectively herein as the “Vesting Date.”

3. Termination of Agreement. In the event that, prior to November 1, 2016, neither the Performance Vesting Target is attained nor is a Corporate Transaction or Change in Control consummated in which the Threshold Price is attained, this Agreement shall terminate and the Restricted Stock Units shall be cancelled and forfeited to the Corporation for no consideration.

4. Continuance of Service. Except as provided in Section 8, vesting of the Restricted Stock Units requires continued Service of the Participant from the Grant Date through the applicable Vesting Date as a condition to the vesting of the Restricted Stock Units and the rights and benefits under this Agreement. Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation (or any Parent or Subsidiary), interferes in any way with the right of the Corporation (or any Parent or Subsidiary) at any time to terminate such employment or services, or affects the right of the Corporation (or any Parent or Subsidiary) to increase or decrease the Participant’s other compensation or benefits. Nothing in this section, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5. Dividend and Voting Rights. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights with respect to the Restricted Stock Units and any shares of Common Stock underlying or issuable in respect of such Restricted Stock Units unless and until such shares of Common Stock are actually issued to and held of record by the Participant.

6. Restrictions on Transfer. Neither the Restricted Stock Units, nor any interest therein nor amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered (collectively, a “Transfer”), either voluntarily or involuntarily. The Transfer restrictions in the preceding sentence shall not apply to (i) transfers to the Corporation, or (ii) transfers by will or the laws of descent and distribution. After any Restricted Stock Units have vested and shares of Common Stock have been issued with respect thereto, the Participant shall be permitted to Transfer such shares of Common Stock, subject to applicable securities law requirements, the Corporation’s insider trading policies, and other applicable laws and regulations.

7. Stock Certificates. Promptly after the Restricted Stock Units have vested, and all other conditions and restrictions applicable to such Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable Withholding Taxes), the Corporation shall deliver to the Participant a certificate or certificates evidencing the number of shares of Common Stock which are to be issued. The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or Permanent Disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation may deem desirable to assure compliance with all applicable legal and accounting requirements.

8. Effect of Termination of Service; Misconduct.

(a) Termination of Service. Subject to earlier vesting as provided in Section 2 hereof, if the Participant ceases to provide Service to the Corporation (or a Parent or Subsidiary), due to the Participant’s death, Permanent Disability, Retirement or termination of Service by the Corporation other than for Misconduct, then the Participant shall retain a number of Restricted Stock Units equal to the product of (i) the total number of Restricted Stock Units granted hereunder; and (ii) a fraction, the numerator of which is the number of whole months which have passed since June 13, 2011 and the denominator of which is 64. Such Restricted Stock Units shall remain subject to the vesting and other provisions set forth in this Agreement. All remaining Restricted Stock Units shall be forfeited.

(b) Misconduct/Voluntary Resignation. Subject to earlier vesting as provided in Section 2 hereof, if the Participant’s Service is terminated by the Corporation for Misconduct or the Participant voluntarily resigns from Service to the Corporation (or a Parent or Subsidiary) for any reason other than Retirement, death or Permanent Disability, this Agreement shall terminate and the Participant’s Restricted Stock Units shall be cancelled and forfeited to the Corporation for no consideration: (i) immediately prior to the date the Participant first so engages in Misconduct; or (ii) the date on which the Participant so voluntarily resigns from Service.

9. Adjustments Upon Specified Events. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, Corporate Transaction (not resulting in acceleration of vesting pursuant to Section 2(b)) or other change affecting the outstanding Common Stock as a class, appropriate adjustment shall be made to the number and/or class of securities in effect under this Agreement. Such adjustments to the outstanding Restricted Stock Units are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under this Agreement. The adjustments determined by the Corporation shall be final, binding and conclusive.

10. Taxes.

(a) Tax Withholding. The Corporation (or any Parent or Subsidiary last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required with respect to Withholding Taxes. Alternatively, the Participant or other person in whom the Restricted Stock Units vest may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under rules established by the Corporation, to have the Corporation withhold and reacquire shares of Common Stock at their Fair Market Value at the time of vesting to satisfy all or part of the statutory minimum Withholding Taxes of the Corporation (or any Parent or Subsidiary) with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Corporation, as the Corporation may impose.

(b) Tax Consequences to Participant. Participant acknowledges that the issuance and the vesting of the Restricted Stock Units may have significant and adverse tax consequences for Participant and that Participant has been advised by the Corporation to review the Questions and Answers on Federal Income Tax Consequences portion of the Corporation’s Stock Plan Summary and Prospectus and to consult Participant’s personal tax advisor regarding the consequences of the issuance and vesting of the Restricted Stock Units to Participant.

11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Employee such notice shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 10.

12. Plan. The Restricted Stock Units and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Plan Summary and Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

13. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Without limiting the generality of the foregoing, the provisions of this Agreement supersede any conflicting provisions which may appear in any employment agreement between the parties hereto. The Plan and this Agreement may be amended pursuant to Section 6.3 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

QUIKSILVER, INC., a Delaware corporation

By:
Print Name:
Its:

PARTICIPANT

Signature

Print Name

APPENDIX

The following definitions shall be in effect under the Agreement:

A. “Board” shall mean the Corporation’s Board of Directors.

B. “Change in Control” shall mean a change in ownership or control of the Corporation effected through either of the following transactions.

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

C. “Committee” shall mean the Compensation Committee of the Board of Directors.

D. “Common Stock” shall mean the Corporation’s common stock.

E. “Corporate Transaction” shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F. “Employee” shall mean any individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

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G. “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Global Select Market (or the Nasdaq Global Market), then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the Nasdaq Global Stock Market (or the Nasdaq Global Market) on the date in question, as such price is reported by The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time not listed on any established stock exchange, the Fair Market Value shall be determined by the Board in good faith.

H. “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definitions shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

I. “Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

J. “Permanent Disability” or “Permanently Disabled” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is both (i) expected to result in death or determined to be total and permanent by two (2) physicians selected by the Corporation or its insurers and acceptable to the Participant (or the Participant’s legal representative), and (ii) to the extent the Participant is eligible to participate in the Corporation’s long-term disability plan, entitles the Participant to the payment of long-term disability benefits from the Corporation’s long-term disability plan. The process for determining a Permanent Disability in accordance with the foregoing shall be completed no later than the later of (i) the close of the calendar year in which the Participant’s Service terminates by reason of the physical or mental impairment triggering the determination process or (ii) the fifteenth day of the third calendar month following such termination of Service.

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K. “Retirement” shall mean that the Participant has terminated Service with the Corporation (or any Parent or Subsidiary) with the intention of not engaging in paid employment for any employer in the future, and the Board of Directors of the Corporation (or its designee) has determined that such termination of Service constitutes Retirement for purposes of this Agreement.

L. “Service” shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Participant no longer performs services in the capacity of an Employee for the Corporation or any Parent or Subsidiary; or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity.

M. “Stock Exchange” shall mean the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange.

N. “Subsidiary” shall mean any corporation (other than the Corporation) in the unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

O. “Withholding Taxes” shall mean the federal, state and local income and employment withholding taxes to which the Participant may become subject in connection with the issuance or vesting of Restricted Stock Units or upon the disposition of shares acquired pursuant to this Agreement.

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